                       FIRST AMENDMENT TO LINE OF CREDIT,
                         SECURITY AND PLEDGE AGREEMENT

         This First Amendment to Line of Credit, Security and Pledge Agreement ("Amendment") dated as of October 18, 1996 is entered into by ACLC Limited Partnership (the "Borrower") and Riggs Bank N.A. (the "Lender").

         WHEREAS, the Borrower and the Lender entered into that certain Line of Credit, Security and Pledge Agreement dated April 18, 1996 (the "Agreement"); and

         WHEREAS, the Borrower and the Lender wish to amend the Agreement as provided herein;

         NOW THEREFORE, the Lender and the Borrower agree as follows:

         1. The Agreement is amended to delete the existing definition of "Bridge Termination Date" in Section 11.02 of the Agreement in its entirety and to substitute a new definition in its place reading as follows:

                 "Bridge Termination Date" means November 30, 1996.

         2. Borrower hereby reaffirms the Agreement as amended hereby and agrees that in all respects except as explicitly modified by the terms of this Amendment that the Agreement shall remain in full force and effect.

         3. In consideration of the Amendment contained herein, Borrower represents, warrants and agrees that (i) there are no claims, defenses or set-offs with respect to the Agreement, any Loan or any Note, or with respect to the indebtedness evidenced or secured thereby or with respect to the collection or enforcement of any of them or with respect to the collateral, (and to the extent any claim, set-off or defense exists they are each hereby waived and relinquished in their entirety), (ii) no Event of Default, as defined in the Agreement, the Note or any other Loan Document, and no event which with the lapse of time or the giving of notice or both would constitute such an Event of Default, has occurred; (iii) Lender has made no representations or commitments, oral or written, or undertaken any obligations other than as expressly set forth in the Agreement, the Loan Documents and this Amendment, (iv) except as otherwise previously disclosed in writing to the Lender, each of the representations and warranties contained in the Agreement are true and correct as of the date hereof and shall be deemed to be restated and remade as of the date of this Amendment as if set out herein in their entirety; and (v) the making, delivery and performance by the Borrower of this Amendment and all instruments, documents and notes executed contemporaneously herewith, have been duly authorized by all necessary corporate action, and constitute the valid and binding obligations of the Borrower enforceable in accordance with their terms.

         4. All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Agreement. Each and every of the terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives and assigns.

         BORROWER EXPRESSLY REPRESENTS AND WARRANTS TO HOLDER THAT IT (A) HAS READ EACH AND EVERY PROVISION OF THIS INSTRUMENT; (B) HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS INSTRUMENT REVIEWED BY COMPETENT LEGAL COUNSEL

OF ITS OWN CHOOSING; AND (C) UNDERSTANDS, AGREES TO AND ACCEPTS THE PROVISIONS HEREOF.

         IN WITNESS WHEREOF, the Borrower and the Lender have executed this Amendment as of the date first above written.



                            ACLC LIMITED PARTNERSHIP, a Maryland limited partnership

                            By:      Allied Capital Lending Corporation,
                                     a Maryland corporation, its general partner

                                     By: /s/ Katherine C. Marien
                                        ------------------------
                                     Name:   Katherine C. Marien
                                     Title:  President



                            RIGGS BANK N.A.


                            By: /s/ David H. Olson
                               -------------------
                            Name:   David H. Olson
                            Title:  Vice President







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